AMENDMENT NUMBER ONE
         TO ADVISORY AGREEMENT DATED DECEMBER 31, 1991
             BETWEEN LIBERTY CAPITAL ADVISORS, INC.
                              AND
            LIFE REASSURANCE CORPORATION OF AMERICA

     This Amendment Number One ("Amendment 1") is entered into by and between Liberty Capital Advisors, Inc., a South Carolina corporation with an address at 2000 Wade Hampton Boulevard, Greenville, South Carolina 29615 (the "Adviser"), and Life Reassurance Corporation of America, a Connecticut insurance corporation with an address at 969 High Ridge Road, Stamford, Connecticut 06905 (the "Company"), to be effective as of July 1, 1996.

     Whereas, the Adviser and the Company are parties to that certain Advisory Agreement dated December 31, 1991 (the "Advisory Agreement"); and

     Whereas, the Adviser and the Company desire to amend the provisions of the Advisory Agreement with regard to the compensation to be paid by the Company to the Adviser for services rendered under the Advisory Agreement.

     Now, therefore, in exchange for mutual consideration, the receipt and sufficiency of which are hereby acknowledged, the Adviser and the Company hereby agree to amend the Advisory Agreement pursuant to the terms set forth below:

A. Any terms used in this Amendment 1 that are not defined herein shall have the meanings ascribed to such terms in the Advisory Agreement.

B. Exhibit B of the Advisory Agreement is hereby deleted in its entirety and is replaced by the following:

                           Exhibit B

               The Company will pay the Adviser a quarterly fee, as set forth in Section 7 of the Advisory Agreement, based on the market value of the assets in the Designated Portfolio. The quarterly fee for each category of asset in the Designated Portfolio is 0.02%.

C. No other provisions of the Advisory Agreement are amended or modified by this Amendment 1.

D. This Amendment 1 shall be effective as of July 1, 1996 and the amended compensation provision will apply to all payments of compensation made by the Company to the Adviser after such date.

     IN WITNESS WHEREOF, the Adviser and the Company have executed this Amendment 1 on the dates set forth below.

                                   LIBERTY CAPITAL ADVISORS, INC.

                                   /s/ Porter B. Rose
Date: August 16, 1996              Title: Chairman


                                   LIFE REASSURANCE CORPORATION
                                   OF AMERICA

                                   /s/ Douglas M. Schair
Date: August 16, 1996              Title: Vice Chairman of the Board and
                                          Chief Investment Officer